                      Exhibit 31.1
Certification Pursuant to
Rule 13a-14(a) or 15d-14(a) of the Exchange Act
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Geoffrey M. Hertel, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 of TETRA Technologies, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 19, 2009

/s/Geoffrey M. Hertel
Geoffrey M. Hertel
President and
Chief Executive Officer